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                         INDEPENDENT AUDITORS' CONSENT

                                                                   EXHIBIT 23.1

We consent to the incorporation by reference in this Registration Statement of The Gap, Inc. on Form S-3 of our report dated February 27, 1997, appearing in the Annual Report on Form 10-K of The Gap, Inc. for the fiscal year ended February 1, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
San Francisco, California
August 25, 1997